EXHIBIT 99.1

Home BancShares, Inc. Announces 70% Growth in Earnings for 2014 Plus Fourth Quarter Organic Loan Growth of $113.2 Million

CONWAY, Ark., Jan. 15, 2015 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced record net income for the year ended December 31, 2014 of $113.1 million compared to $66.5 million for the year ended 2013 for a 70.0% increase. Diluted earnings per share for the year ended 2014 was $1.70 per share compared to $1.14 per share for 2013. Excluding the $6.4 million of 2014 merger expenses associated with the acquisitions of Florida Traditions (Traditions) and Broward Financial Holdings, Inc. (Broward), diluted earnings per share for the year ended 2014 was $1.76 per share. Excluding the $18.4 million of 2013 merger expenses associated with the acquisition of Liberty Bancshares, Inc. (Liberty), diluted earnings per share for the year ended 2013 was $1.33 per share. Excluding merger expenses, this represents an increase of $0.43 per share or 32.3% for the year ended 2014 when compared to the previous year.

For the fourth quarter of 2014, the Company recorded a record quarterly profit of $29.9 million, or $0.44 diluted earnings per share for the fourth quarter of 2014 compared to $13.0 million, or $0.19 diluted earnings per share for the same quarter in 2013. The Company increased its fourth quarter earnings by $17.0 million, or 131.1%, for the three months ended December 31, 2014 compared to the same period of the previous year. Excluding the $1.7 million of merger expenses associated with the recently completed acquisition of Broward, diluted earnings per share for the fourth quarter of 2014 was $0.46 per share.

On October 23, 2014, the Company completed its acquisition of Broward. As of acquisition date, Broward had approximately $174.6 million in total assets, $121.1 million in total loans after $3.0 million of loan discounts, and $134.2 million in deposits. From September 30, 2014 to December 31, 2014, the Company had $234.3 million growth in non-covered loans. Excluding the loans acquired from Broward, the Company produced $113.2 million of organic non-covered loan growth.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the fourth quarter of 2014 was $0.46 compared to $0.21 diluted earnings per share excluding intangible amortization for the same period in 2013.

"I am excited to report the Company has achieved another record quarter and record year with outstanding metrics," said John Allison, Chairman. "Our team stayed focused throughout the year on improving efficiencies, executing acquisition opportunities and growing loans and we've reaped the benefits of this hard work through record results. I am looking forward to watching our team succeed again in the coming year as they continue to improve the Company's financial metrics in order to maximize returns to our shareholders."

"We are pleased with another quarter of significant organic loan growth totaling $113.2 million for the fourth quarter of 2014," said Randy Sims, Chief Executive Officer. "On the income side, diluted earnings per share excluding merger expenses was $0.46 per share which brings us to the fifteenth consecutive quarter reporting the most profitable quarter in the Company's history. We once again improved both the core efficiency ratio and return on average assets excluding merger expenses ratio to 40.15% and 1.67%, respectively, for the fourth quarter of 2014."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our fourth quarter 2014 impairment testing, no pools were determined to have a material projected credit improvement since the third quarter of 2014 testing. As a result, yields on loans and net interest margin for the quarter just ended are relatively comparable to the third quarter of 2014.

Net interest income for the fourth quarter of 2014 increased 24.3% to $83.4 million from $67.1 million during the fourth quarter of 2013. For the fourth quarter of 2014, the effective yield on non-covered loans and covered loans was 5.89% and 16.53%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.26% for the quarter just ended. The pools which have been determined to have material projected credit improvement as a result of the quarterly impairment testing and the acquisition of Liberty, Traditions and Broward have significantly changed the mix and metrics on the net interest margin since December 31, 2012. Although there have been many changes since 2012, the Company continues to remain focused on expanding its net interest margin through opportunities such as improved pricing on interest-bearing deposits.

The Company experienced a $1.0 million increase in the provision for loan losses for non-covered loans during the fourth quarter of 2014 versus 2013. This expected increase is not an indication of a decline in asset quality, but primarily a reflection of the migration of the Liberty loans (and to a lesser extent Traditions and Broward loans) from purchased-loan accounting treatment to originated-loan accounting treatment. Based upon current accounting guidance the allowance for loan losses is not carried over in an acquisition. As a result, virtually none of the Liberty footprint loans had any allocation of the allowance for loan losses at December 31, 2013. This is the result of all loans acquired on October 24, 2013 from Liberty being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820. However, as the acquired Liberty loans payoff or renew and the Liberty footprint originates new loan production, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses.

The Company reported $10.2 million of non-interest income for the fourth quarter of 2014, compared to $12.2 million for the fourth quarter of 2013. The most important components of the fourth quarter non-interest income were $6.3 million from other service charges and fees, $6.1 million from service charges on deposits accounts, $2.3 million from mortgage lending income, $977,000 from insurance commissions, $652,000 from other income, $313,000 from trust fees, and $264,000 from gain on sale of OREO offset by the $7.4 million of net amortization on the FDIC indemnification asset and $97,000 loss on sale of premises and equipment.

Non-interest expense for the fourth quarter of 2014 was $41.1 million compared to $54.9 million for the fourth quarter of 2013. Non-interest expense excluding merger expenses was $39.4 million for the fourth quarter of 2014 compared to $37.6 million for the same quarter in 2013. The increase in non-interest expense excluding merger expenses this quarter was only $1.8 million more than a year ago even though we had the Liberty acquisition for 24 extra days, the Broward acquisition for 69 days and the Traditions acquisition for a full quarter during 2014. As a result, for the fourth quarter of 2014, our core efficiency ratio was 40.15% which is improved from the 45.22% reported for fourth quarter of 2013.

Financial Condition

Total non-covered loans were $4.82 billion at December 31, 2014 compared to $4.19 billion at December 31, 2013. Total covered loans were $240.2 million at December 31, 2014 compared to $282.5 million at December 31, 2013. Total deposits were $5.42 billion at December 31, 2014 compared to $5.39 billion at December 31, 2013. Total assets were $7.40 billion at December 31, 2014 compared to $6.81 billion at December 31, 2013.

Non-performing non-covered loans were $39.6 million as of December 31, 2014, of which $14.8 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 0.82% as of December 31, 2014 compared to 0.91% as of December 31, 2013.  Non-performing non-covered assets were $56.5 million as of December 31, 2014, of which $17.0 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 0.79% as of December 31, 2014 compared to 1.07% as of December 31, 2013.

The Company's allowance for loan losses for non-covered loans was $52.5 million at December 31, 2014, or 1.09% of total non-covered loans, compared to $39.0 million, or 0.93% of total non-covered loans, at December 31, 2013.  As of December 31, 2014 and 2013, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 3.88% and 4.89%, respectively. This decrease is the result of projected credit improvement on the acquired impaired loans. As of December 31, 2014 and 2013, the Company's allowance for loan losses for non-covered loans was 133% and 102% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $1.02 billion at December 31, 2014 compared to $841.0 million at December 31, 2013, an increase of $174.3 million. Book value per common share was $15.03 at December 31, 2014 compared to $12.92 at December 31, 2013.  Tangible book value per common share was $9.90 at December 31, 2014 compared to $7.94 December 31, 2013 for an increase of 24.7%.

Branches

During the fourth quarter of 2014, the Company acquired two branches through the acquisition of Broward. During the first quarter of 2015, the Company has plans to close one branch in Longwood, Florida. The Company has 82 branches in Arkansas, 61 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 15, 2015. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10057513, which will be available until January 23, 2015 at 8:00 a.m. CT (9:00 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2014	2014	2014	2014	2013

ASSETS

Cash and due from banks	$ 105,438	$ 109,067	$ 122,167	$ 124,662	$ 104,005
Interest-bearing deposits with other banks	7,090	28,416	21,385	89,897	61,529
Cash and cash equivalents	112,528	137,483	143,552	214,559	165,534
Federal funds sold	250	44,275	850	22,925	4,275
Investment securities - available-for-sale	1,067,287	1,067,617	1,122,803	1,175,827	1,175,484
Investment securities - held-to-maturity	356,790	296,036	205,566	132,363	114,621
Loans receivable not covered by loss share	4,817,314	4,583,015	4,133,109	4,126,564	4,194,437
Loans receivable covered by FDIC loss share	240,188	250,970	263,157	270,641	282,516
Allowance for loan losses	(55,011)	(52,844)	(51,173)	(48,991)	(43,815)
Loans receivable, net	5,002,491	4,781,141	4,345,093	4,348,214	4,433,138
Bank premises and equipment, net	206,912	211,726	196,194	196,392	197,224
Foreclosed assets held for sale not covered by loss share	16,951	19,367	20,960	23,484	29,869
Foreclosed assets held for sale covered by FDIC loss share	7,871	13,513	17,196	20,201	20,999
FDIC indemnification asset	28,409	42,104	56,626	73,348	89,611
Cash value of life insurance	74,444	70,913	64,066	63,787	63,501
Accrued interest receivable	24,075	23,366	20,847	21,865	22,944
Deferred tax asset, net	65,227	68,070	73,151	82,886	89,412
Goodwill	325,423	313,320	301,736	301,736	301,736
Core deposit and other intangibles	20,925	21,004	19,984	21,131	22,298
Other assets	93,689	86,436	77,516	82,058	81,215
Total assets	$ 7,403,272	$ 7,196,371	$ 6,666,140	$ 6,780,776	$ 6,811,861

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,203,306	$ 1,170,441	$ 1,129,073	$ 1,057,148	$ 991,161
Savings and interest-bearing transaction accounts	2,974,850	2,830,829	2,756,060	2,827,787	2,792,423
Time deposits	1,245,815	1,276,001	1,306,876	1,453,575	1,609,462
Total deposits	5,423,971	5,277,271	5,192,009	5,338,510	5,393,046
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	176,465	160,895	144,602	137,524	160,984
FHLB borrowed funds	697,957	713,553	349,110	354,935	350,661
Accrued interest payable and other liabilities	28,761	25,145	22,358	20,113	5,389
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	6,387,980	6,237,690	5,768,905	5,911,908	5,970,906

Stockholders' equity
Common stock	676	665	651	651	651
Capital surplus	781,328	749,573	709,516	708,868	708,058
Retained earnings	226,279	203,107	182,382	158,838	136,386
Accumulated other comprehensive income (loss)	7,009	5,336	4,686	511	(4,140)
Total stockholders' equity	1,015,292	958,681	897,235	868,868	840,955
Total liabilities and stockholders' equity	$ 7,403,272	$ 7,196,371	$ 6,666,140	$ 6,780,776	$ 6,811,861

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2014	2014	2014	2014	2013	2014	2013

Interest income
Loans	$ 80,011	$ 75,917	$ 75,404	$ 75,013	$ 65,338	$ 306,345	$ 198,536
Investment securities
Taxable	5,168	4,905	4,762	4,470	4,760	19,305	12,298
Tax-exempt	2,843	2,552	2,379	2,317	1,554	10,091	6,009
Deposits - other banks	24	20	29	24	51	97	254
Federal funds sold	15	7	12	16	14	50	29

Total interest income	88,061	83,401	82,586	81,840	71,717	335,888	217,126

Interest expense
Interest on deposits	3,074	3,243	3,095	3,384	3,320	12,796	9,744
Federal funds purchased	1	2	--	--	1	3	4
FHLB borrowed funds	1,108	1,035	952	946	915	4,041	3,841
Securities sold under agreements to repurchase	181	186	168	182	171	717	424
Subordinated debentures	327	330	328	328	255	1,313	518

Total interest expense	4,691	4,796	4,543	4,840	4,662	18,870	14,531

Net interest income	83,370	78,605	78,043	77,000	67,055	317,018	202,595
Provision for loan losses	5,370	4,241	6,115	6,938	4,330	22,664	5,180
Net interest income after provision for loan losses	78,000	74,364	71,928	70,062	62,725	294,354	197,415

Non-interest income
Service charges on deposit accounts	6,143	6,275	6,193	5,911	6,001	24,522	17,870
Other service charges and fees	6,273	5,977	5,978	5,686	5,146	23,914	15,733
Trust fees	313	306	323	436	284	1,378	335
Mortgage lending income	2,341	1,901	1,801	1,513	1,470	7,556	5,988
Insurance commissions	977	984	934	1,416	778	4,311	2,420
Income from title services	60	59	53	50	122	222	523
Increase in cash value of life insurance	319	322	281	288	235	1,210	836
Dividends from FHLB, FRB, Bankers' bank & other	405	389	501	316	273	1,611	1,028
Gain on sale of SBA loans	--	183	--	--	--	183	135
Gain (loss) on sale of premises & equipment, net	(97)	(35)	445	9	(315)	322	397
Gain (loss) on OREO, net	264	529	859	539	347	2,191	1,651
Gain (loss) on securities, net	--	--	--	--	--	--	111
FDIC indemnification accretion/(amortization), net	(7,439)	(6,947)	(6,622)	(4,744)	(2,949)	(25,752)	(10,401)
Other income	652	888	793	761	825	3,094	3,739

Total non-interest income	10,211	10,831	11,539	12,181	12,217	44,762	40,365

Non-interest expense
Salaries and employee benefits	19,911	19,368	18,813	18,933	19,504	77,025	58,394
Occupancy and equipment	6,320	6,234	6,251	6,226	5,670	25,031	17,168
Data processing expense	1,842	1,801	1,793	1,793	1,538	7,229	5,393
Other operating expenses	13,076	15,414	11,763	12,405	28,162	52,658	52,352

Total non-interest expense	41,149	42,817	38,620	39,357	54,874	161,943	133,307

Income before income taxes	47,062	42,378	44,847	42,886	20,068	177,173	104,473
Income tax expense	17,136	15,007	16,418	15,549	7,118	64,110	37,953
Net income	$ 29,926	$ 27,371	$ 28,429	$ 27,337	$ 12,950	$ 113,063	$ 66,520

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2014	2014	2014	2014	2013	2014	2013

PER SHARE DATA

Diluted earnings per common share	$ 0.44	$ 0.41	$ 0.43	$ 0.42	$ 0.19	$ 1.70	$ 1.14
Diluted earnings per common share excluding intangible amortization	0.46	0.42	0.44	0.43	0.21	1.75	1.18
Basic earnings per common share	0.44	0.41	0.44	0.42	0.19	1.71	1.15
Dividends per share - common	0.100	0.100	0.075	0.075	0.075	0.350	0.290
Book value per common share	15.03	14.42	13.77	13.34	12.92	15.03	12.92
Tangible book value per common share	9.90	9.39	8.83	8.38	7.94	9.90	7.94

STOCK INFORMATION

Average common shares outstanding	67,291	66,223	65,140	65,123	62,865	65,951	57,908
Average diluted shares outstanding	67,653	66,616	65,545	65,511	63,234	66,331	58,252
End of period common shares outstanding	67,571	66,483	65,142	65,135	65,082	67,571	65,082

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.62%	1.56%	1.70%	1.64%	0.83%	1.63%	1.43%
Return on average assets excluding intangible amortization	1.74%	1.68%	1.83%	1.77%	0.91%	1.75%	1.52%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.13%	3.08%	3.27%	3.26%	2.86%	3.19%	2.91%
Return on average common equity	11.96%	11.58%	12.96%	13.00%	6.68%	12.34%	11.27%
Return on average tangible common equity excluding intangible amortization	18.72%	18.46%	20.94%	21.48%	10.83%	19.80%	15.26%
Efficiency ratio	41.87%	45.70%	41.09%	42.07%	66.73%	42.67%	52.44%
Core efficiency ratio	40.15%	41.88%	41.56%	41.39%	45.22%	41.23%	45.49%
Net interest margin - FTE	5.26%	5.26%	5.50%	5.48%	5.09%	5.37%	5.19%
Fully taxable equivalent adjustment	$ 1,911	$ 1,728	$ 1,624	$ 1,591	$ 1,133	$ 6,854	$ 4,332
Total revenue	98,272	94,232	94,125	94,021	83,934	380,650	257,491

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 29,926	$ 27,371	$ 28,429	$ 27,337	$ 12,950	$ 113,063	$ 66,520
Intangible amortization after-tax	707	701	697	709	740	2,814	2,202
Earnings excluding intangible amortization	$ 30,633	$ 28,072	$ 29,126	$ 28,046	$ 13,690	$ 115,877	$ 68,722

GAAP diluted earnings per share	$ 0.44	$ 0.41	$ 0.43	$ 0.42	$ 0.19	$ 1.70	$ 1.14
Intangible amortization after-tax	0.02	0.01	0.01	0.01	0.02	0.05	0.04
Diluted earnings per share excluding intangible amortization	$ 0.46	$ 0.42	$ 0.44	$ 0.43	$ 0.21	$ 1.75	$ 1.18

OTHER OPERATING EXPENSES

Advertising	$ 792	$ 673	$ 581	$ 522	$ 653	$ 2,568	$ 1,829
Merger and acquisition expenses	1,711	3,772	106	849	17,315	6,438	18,378
Amortization of intangibles	1,163	1,153	1,147	1,167	1,218	4,630	3,624
Electronic banking expense	1,351	1,307	1,312	1,338	1,458	5,308	4,207
Directors' fees	243	236	206	227	179	912	767
Due from bank service charges	199	200	205	199	179	803	616
FDIC and state assessment	1,144	972	1,058	1,114	858	4,288	2,849
Insurance	685	657	582	614	756	2,538	2,449
Legal and accounting	666	510	419	417	450	2,012	1,393
Other professional fees	394	716	583	507	561	2,200	1,928
Operating supplies	473	468	515	472	455	1,928	1,439
Postage	329	323	327	352	295	1,331	945
Telephone	503	548	463	454	375	1,968	1,260
Other expense	3,423	3,879	4,259	4,173	3,410	15,734	10,668

Total other operating expenses	$ 13,076	$ 15,414	$ 11,763	$ 12,405	$ 28,162	$ 52,658	$ 52,352

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

BALANCE SHEET RATIOS

Total loans to total deposits	93.24%	91.60%	84.67%	82.37%	83.01%
Common equity to assets	13.7%	13.3%	13.5%	12.8%	12.3%
Tangible common equity to tangible assets	9.5%	9.1%	9.1%	8.5%	8.0%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 50,695	$ 48,248	$ 44,024	$ 39,022	$ 37,642
Loans charged off	3,811	2,544	2,526	2,424	2,417
Recoveries of loans previously charged off	1,121	750	635	488	358
Net loans (recovered)/charged off	2,690	1,794	1,891	1,936	2,059
Provision for loan losses	4,466	4,241	6,115	6,938	3,439
Balance, end of period	$ 52,471	$ 50,695	$ 48,248	$ 44,024	$ 39,022

Discount for credit losses on non-covered loans acquired	139,720	148,172	157,705	164,324	174,637
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.23%	0.16%	0.18%	0.19%	0.22%
Allowance for loan losses for non-covered loans to total non-covered loans	1.09%	1.11%	1.17%	1.07%	0.93%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	3.88%	4.20%	4.80%	4.86%	4.89%

Covered
Balance, beginning of period	$ 2,149	$ 2,925	$ 4,967	$ 4,793	$ 1,106
Loans charged off	858	863	1,051	--	287
Recoveries of loans previously charged off	345	87	128	174	29
Net loans charged off/(recovered)	513	776	923	(174)	258
Provision for loan losses forecasted outside of loss share	904	--	280	--	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	--	--	(1,399)	--	3,945
Benefit attributable to FDIC loss share agreements	--	--	1,119	--	(3,054)
Net provision for loan losses	904	--	--	--	891
Increase (decrease) in FDIC indemnificaton asset	--	--	(1,119)	--	3,054
Balance, end of period	$ 2,540	$ 2,149	$ 2,925	$ 4,967	$ 4,793

Total allowance for loan losses	$ 55,011	$ 52,844	$ 51,173	$ 48,991	$ 43,815

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 24,691	$ 22,381	$ 21,900	$ 20,697	$ 15,133
Non-covered loans past due 90 days or more	14,871	18,644	23,081	21,981	23,141
Total non-performing non-covered loans	39,562	41,025	44,981	42,678	38,274
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	16,951	19,367	20,960	23,484	29,869
Other non-performing non-covered assets	--	--	10	47	281
Total other non-performing non-covered assets	16,951	19,367	20,970	23,531	30,150
Total non-performing non-covered assets	$ 56,513	$ 60,392	$ 65,951	$ 66,209	$ 68,424

Allowance for loan losses for non-covered loans to non-performing non-covered loans	132.63%	123.57%	107.26%	103.15%	101.95%
Non-performing non-covered loans to total non-covered loans	0.82%	0.90%	1.09%	1.03%	0.91%
Non-performing non-covered assets to total non-covered assets	0.79%	0.88%	1.04%	1.03%	1.07%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,987,890	$ 1,918,827	$ 1,733,029	$ 1,722,910	$ 1,739,668
Construction/land development	700,139	660,107	603,216	566,205	562,667
Agricultural	72,211	78,243	64,409	74,775	81,618
Residential real estate loans
Residential 1-4 family	963,990	935,547	887,097	890,981	913,332
Multifamily residential	250,222	251,726	218,615	206,348	213,232
Total real estate	3,974,452	3,844,450	3,506,366	3,461,219	3,510,517
Consumer	56,720	57,821	56,197	60,735	69,570
Commercial and industrial	670,124	547,706	447,459	491,525	511,421
Agricultural	48,833	64,875	56,852	44,017	37,129
Other	67,185	68,163	66,235	69,068	65,800
Loans receivable not covered by loss share	$ 4,817,314	$ 4,583,015	$ 4,133,109	$ 4,126,564	$ 4,194,437

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 93,979	$ 99,518	$ 107,171	$ 113,593	$ 117,164
Construction/land development	39,946	42,713	44,763	45,381	48,388
Agricultural	943	1,039	1,145	1,184	1,232
Residential real estate loans
Residential 1-4 family	87,309	90,088	91,706	92,918	98,403
Multifamily residential	8,617	8,263	10,002	10,043	10,378
Total real estate	230,794	241,621	254,787	263,119	275,565
Consumer	16	22	20	16	20
Commercial and industrial	8,651	8,295	7,368	6,440	5,852
Agricultural	--	--	--	--	--
Other	727	1,032	982	1,066	1,079
Loans receivable covered by loss share	$ 240,188	$ 250,970	$ 263,157	$ 270,641	$ 282,516

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2014			September 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 41,048	$ 24	0.23%	$ 40,723	$ 20	0.19%
Federal funds sold	27,792	15	0.21%	13,604	7	0.20%
Investment securities - taxable	1,076,415	5,168	1.90%	1,044,732	4,905	1.86%
Investment securities - non-taxable - FTE	326,873	4,650	5.64%	302,859	4,174	5.47%
Loans receivable - FTE	4,955,990	80,114	6.41%	4,661,600	76,024	6.47%
Total interest-earning assets	6,428,118	89,971	5.55%	6,063,518	85,130	5.57%
Non-earning assets	917,892			907,407
Total assets	$ 7,346,010			$ 6,970,925

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,926,471	$ 1,396	0.19%	$ 2,835,267	$ 1,376	0.19%
Time deposits	1,272,433	1,678	0.52%	1,315,772	1,867	0.56%
Total interest-bearing deposits	4,198,904	3,074	0.29%	4,151,039	3,243	0.31%
Federal funds purchased	824	1	0.48%	2,364	2	0.34%
Securities sold under agreement to repurchase	170,192	181	0.42%	150,239	186	0.49%
FHLB borrowed funds	695,085	1,108	0.63%	494,650	1,035	0.83%
Subordinated debentures	60,826	327	2.13%	60,826	330	2.15%
Total interest-bearing liabilities	5,125,831	4,691	0.36%	4,859,118	4,796	0.39%
Non-interest bearing liabilities
Non-interest bearing deposits	1,200,726			1,148,923
Other liabilities	26,892			25,090
Total liabilities	6,353,449			6,033,131
Shareholders' equity	992,561			937,794
Total liabilities and shareholders' equity	$ 7,346,010			$ 6,970,925
Net interest spread			5.19%			5.18%
Net interest income and margin - FTE		$ 85,280	5.26%		$ 80,334	5.26%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 49,794	$ 97	0.19%	$ 102,777	$ 254	0.25%
Federal funds sold	24,018	50	0.21%	13,619	29	0.21%
Investment securities - taxable	1,041,322	19,305	1.85%	665,495	12,298	1.85%
Investment securities - non-taxable - FTE	301,051	16,502	5.48%	198,198	9,814	4.95%
Loans receivable - FTE	4,613,919	306,788	6.65%	3,005,470	199,063	6.62%
Total interest-earning assets	6,030,104	342,742	5.68%	3,985,559	221,458	5.56%
Non-earning assets	922,311			668,656
Total assets	$ 6,952,415			$ 4,654,215

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,839,329	$ 5,279	0.19%	$ 1,939,497	$ 3,437	0.18%
Time deposits	1,373,273	7,517	0.55%	1,038,246	6,307	0.61%
Total interest-bearing deposits	4,212,602	12,796	0.30%	2,977,743	9,744	0.33%
Federal funds purchased	956	3	0.31%	520	4	0.77%
Securities sold under agreement to repurchase	151,610	717	0.47%	88,081	424	0.48%
FHLB borrowed funds	486,742	4,041	0.83%	191,258	3,841	2.01%
Subordinated debentures	60,826	1,313	2.16%	19,938	518	2.60%
Total interest-bearing liabilities	4,912,736	18,870	0.38%	3,277,540	14,531	0.44%
Non-interest bearing liabilities
Non-interest bearing deposits	1,101,923			761,540
Other liabilities	21,469			25,071
Total liabilities	6,036,128			4,064,151
Shareholders' equity	916,287			590,064
Total liabilities and shareholders' equity	$ 6,952,415			$ 4,654,215
Net interest spread			5.30%			5.12%
Net interest income and margin - FTE		$ 323,872	5.37%		$ 206,927	5.19%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770